Exhibit (d)(1)(vi)

Schedule A to

Investment Management Agreement

Revised as of December 27, 2010

Fund	Annual Fee Rate (stated as a percentage of the Fund’s average daily net assets)	Effective Date
Allianz RCM Global Water Fund	0.95%	03/31/08
Allianz RCM Global EcoTrendsSM Fund	1.00%	03/31/08
Allianz RCM All Horizons Fund	0.95%	07/15/08
Allianz RCM Disciplined Equity Fund	0.70%	07/15/08
Allianz RCM International Opportunities Fund	0.85%	07/15/08
Allianz AGIC International Growth Fund	0.85%	12/17/08
Allianz Global Investors Solutions Retirement Income Fund	0.75%	12/17/08
Allianz Global Investors Solutions 2015 Fund	0.80%	12/17/08
Allianz Global Investors Solutions 2020 Fund	0.80%	12/17/08
Allianz Global Investors Solutions 2030 Fund	0.85%	12/17/08
Allianz Global Investors Solutions 2040 Fund	0.85%	12/17/08
Allianz Global Investors Solutions 2050 Fund	0.85%	12/17/08
Allianz Global Investors Solutions Global Core Allocation Fund	0.85%	04/20/09
Allianz Global Investors Solutions Growth Allocation Fund	0.85%	04/20/09
Allianz NFJ Global Dividend Value Fund	0.85%	05/27/09
Allianz AGIC Convertible Fund	0.57%	04/01/10
Allianz AGIC Emerging Growth Fund	0.90%	04/01/10
Allianz AGIC High Yield Bond Fund	0.48%	04/01/10
Allianz AGIC International Growth Opportunities Fund	1.00%	04/01/10
Allianz AGIC Micro Cap Fund	1.25%	04/01/10
Allianz AGIC Small to Mid Cap Growth Fund	0.80%	04/01/10
Allianz AGIC Ultra Micro Cap Fund	1.50%	04/01/10
Allianz RCM China Equity Fund	1.10%	06/04/10
Allianz RCM Redwood Fund	1.00%	12/27/10
Allianz AGIC Focused Opportunity Fund	0.80%	12/27/10

[Signature page follows.]

[Schedule A to Investment Management Agreement ]

IN WITNESS WHEREOF, ALLIANZ FUNDS MULTI-STRATEGY TRUST and ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC have each caused this Schedule A to the Investment Management Agreement to be signed in its behalf by its duly authorized representative, as of the date first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:	/s/ E. Blake Moore, Jr.
Name:	E. Blake Moore, Jr.
Title:	President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	Managing Director

[Schedule A to Investment Management Agreement – Signature Page]